Officer Form	[Name of Officer]

ACRE REALTY INVESTORS INC.

Restriction Agreement

THIS RESTRICTION AGREEMENT (the “Agreement”), dated as of the        day of               , 2015, governs the Award granted by ACRE REALTY INVESTORS INC., a Georgia corporation (the “Company”), to [Name of Officer] (the “Participant”), in accordance with and subject to the provisions of the Company’s 2006 Restricted Stock Plan, as amended (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.                  Grant of Stock Award. In accordance with the Plan, and effective as of October 12, 2015 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, an Award of                 shares of Stock (the “Award”).

2.                  Forfeiture Restrictions. The Participant’s interest in the shares of Stock covered by the Award shall become vested and non-forfeitable (“Vested”) to the extent provided in paragraphs (a), (b), (c) and (d) below. Any shares of Stock covered by the Award that are not Vested on or before the date that the Participant’s appointment as an officer of the Company ends shall be forfeited on the date that such appointment ends.

(a)                Continued Employment.

(i)                 The Participant’s interest in one-third of the shares of Stock covered by the Award shall become Vested on January 30, 2016 so long as the Participant remains an officer of the Company from the Date of Grant until such date.

(ii)               The Participant’s interest in one-third of the shares of Stock covered by the Award shall become Vested on the first anniversary of the Date of Grant so long as the Participant remains an officer of the Company from the Date of Grant until such first anniversary date.

(iii)             The Participant’s interest in the remaining one-third of the shares of Stock covered by the Award shall become Vested on the second anniversary of the Date of Grant so long as the Participant remains an officer of the Company from the Date of Grant until such second anniversary date.

(b)               Change in Control. The Participant’s interest in all of the shares of Stock covered by the Award (if not sooner Vested) shall become Vested immediately before the effective time of any Change in Control (as defined below) if the Participant remains an officer of the Company from the Date of Grant until the effective time of the Change in Control.

“Change in Control” means and includes each of the following:

(1)          The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Stock of the Company, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities, (iv) any acquisition by an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock or (v) any exercise by A-III Investment Partners LLC (“A-III”) of the warrants granted to A-III on January 30, 2015.

(2)          Incumbent Directors cease to be a majority of the Board.

(3)          The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i)          the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

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(ii)          no corporation, partnership, limited liability company, trust or other entity or person (“Person”), other than any employee benefit plan sponsored or maintained by the Successor Entity or the Parent Company, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii)          at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(4)          The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company; provided, however, that a sale of any or all of the Company’s land parcels that were owned by the Company as of January 30, 2015, shall not be a Change in Control.

“Incumbent Directors” means individuals who, on the Date of Grant, constitute the Board, provided that any individual becoming a director subsequent to the Date of Grant whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual designated to serve as a director by a Person who shall have entered into an agreement with the Company to effect a transaction described in paragraph (a) or (c) under the definition of Change in Control above, and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors, shall be an Incumbent Director.

(c)                Death or Disability. The Participant’s interest in all of the shares of Stock covered by the Award (if not sooner Vested) shall become Vested on the date that the Participant’s appointment as an officer of the Company is terminated as a result of the Participant’s death or because the Participant is “disabled”(as defined in Section 409A(a)(2)(c) of the Code) if the Participant remains an officer of the Company from the Date of Grant until the date that the Participant’s appointment as an officer of the Company is terminated by the Board as a result of the Participant’s death or because the Participant is disabled.

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(d)               Termination of Appointment as an Officer Without Cause. The Participant’s interest in all of the shares of Stock covered by the Award (if not sooner Vested) shall become Vested on the date that the Participant’s appointment as an officer of the Company is terminated by the Board if (i) such appointment is terminated by the Company without Cause (as defined below), (ii) the Participant remains an officer of the Company from the Date of Grant until the date that the Participant’s appointment as an officer is so terminated and (iii) the Participant signs a general release of claims in favor of the Company and its affiliates and other releasees as set forth in a form provided by the Company (the “Release”) and the Release is effective and irrevocable no later than the forty-fifth (45th) day after such termination. For purposes of this Agreement, a termination of the Participant’s appointment as an officer of the Company is with “Cause” if such employment is terminated by action of the Company on account of (i) the Participant’s conviction of (or pleading guilty or nolo contendre to) any felony or a misdemeanor involving moral turpitude; (ii) the Participant’s indictment for any felony or being charged with a misdemeanor involving moral turpitude if such indictment or charge is not discharged or otherwise resolved within eighteen (18) months; (iii) the Participant’s commission of an act of fraud, theft, dishonesty or breach of fiduciary duty related to the Company or an affiliate, the business of the Company or an affiliate or the performance of the Participant’s duties to the Company or an affiliate; (iv) the continuing failure to perform, or habitual neglect by the Participant in the performance of, the Participant’s duties to the Company or an affiliate which, if such failure or neglect is curable, is not cured to the reasonable satisfaction of the Company within thirty (30) days after the Participant’s receipt of written notice of such failure or neglect; or (v) any breach by the Participant of any material written policy of the Company which, if such breach is curable, is not cured to the reasonable satisfaction of the Company within thirty (30) days after the Participant’s receipt of written notice of such violation.

3.                  Transferability. Shares of Stock covered by the Award that have not become Vested as provided in Section 2 cannot be transferred. Shares of Stock covered by the Award may be transferred, subject to the requirements of applicable securities laws and the policies of the Company regarding trading by insiders in Company securities, on and after they become Vested as provided in Section 2.

4.                  Tax Election. The Participant shall have the right to make an election under Section 83(b) of the Code with respect to the Award, and the Company hereby consents thereto. In the event the Participant wishes to make such an election, the Participant agrees to file a completed, executed copy of the election form attached hereto as Exhibit A (or to permit the Company to file such election on the Participant’s behalf) within 30 days after the Date of Grant with the IRS Service Center at which the Participant files the Participant’s personal income tax returns, and to file a copy of such election with the Participant’s U.S. federal income tax return for the taxable year in which the Award is made to the Participant.

5.                  Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights of a shareholder of the Company with respect to the shares of Stock covered by the Award, including the right to vote the shares and to receive, free of all restrictions, all dividends declared and paid on the shares. Notwithstanding the preceding sentence, the Company shall retain custody of any certificates evidencing the shares of Stock covered by the Award until the date that the shares of Stock become Vested and the Participant hereby appoints the Company’s Secretary (or if the Company’s Secretary is the Participant hereunder, the Company’s Chief Operating Officer) as the Participant’s attorney-in-fact, with full power of substitution, with the power to transfer to the Company and cancel any shares of Stock covered by the Award that are forfeited under Section 2.

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6.                  No Right to Continued Appointment. This Agreement and the grant of the Award do not give the Participant any rights with respect to continued appointment as an officer of the Company. This Agreement and the grant of the Award shall not interfere with the right of the Company to terminate the Participant’s appointment as an officer of the Company.

7.                  Governing Law. This Agreement shall be governed by the laws of the State of New York except to the extent that New York law would require the application of the laws of another State.

8.                  Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

9.                  Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

10.              Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

[signature page follows]

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IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

ACRE REALTY INVESTORS INC.

By:

Name:

Title:

SIGNATURE OF PARTICIPANT:

Signature:

Print Name:

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Exhibit A

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.      The name, address and taxpayer identification number of the undersigned are:

Name:                                                                                       (the “Taxpayer”)

Address:

Social security number:

2.      Description of property with respect to which the election is being made:

The election is being made with respect to                 shares of common stock (“Shares”) of ACRE Realty Investors Inc. (the “Company”).

3.      The date on which the Shares were transferred is      _________, 2015. The taxable year to which this election relates is calendar year 2015.

4.      Nature of restrictions to which the Shares are subject:

(a)      The Shares are subject to a substantial risk of forfeiture and are nontransferable on the date of transfer.

(b)      The Taxpayer’s Shares vest and become transferable based on the Taxpayer’s continued appointment as an officer of the Company.

5.      The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Shares with respect to which this election is being made was $_______ per Share.

6.      The amount paid by the Taxpayer for the Shares was $0 per Share.

7.      A copy of this statement has been furnished to the Company.

Dated: _______________, 2015
Signature of the Taxpayer

A-1

Taxpayer’s name and address:

Name:

Address:

The undersigned hereby consents to the making, by the undersigned’s spouse, of the foregoing election pursuant to Section 83(b) of the Internal Revenue Code.

Dated: _______________, 2015
Signature of the Taxpayer’s Spouse

Spouse’s name and address:

Name:

Address:

A-2

Schedule to Section 83(b) Election-Vesting Provisions of Shares

The Shares are subject to time-based vesting with vesting in equal one-third installments on each of (i) January 31, 2016, (ii) the first anniversary of the date of grant and (iii) the second anniversary of the date of grant, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s appointment as an officer of ACRE Realty Investors Inc. in certain circumstances. Unvested Shares are subject to forfeiture in the event of the termination of the Taxpayer’s appointment as an officer of ACRE Realty Investors Inc. in certain circumstances.